COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES                   Exhibit 12.1
(MILLIONS OF DOLLARS)

                                                             Six Months Ended
                                                                  June 30,                    Year ended December 31,
                                                                    2000        1999        1998       1997        1996       1995
                                                                    ----        ----        ----       ----        ----       ----

EARNINGS:
Income (loss) before taxes, minority interests                  $  (11.7)   $ (426.7)   $  337.0   $  581.9    $  687.5   $1,075.7
      and equity in earnings (losses) of
      affiliated companies and cumulative effect
      of accounting change

Amortization of previously capitalized interest expense              3.7         7.6         8.0        7.2         7.0        6.7
                                                                --------    --------    --------   --------    --------   --------
      Earnings before fixed charges                                 (8.0)     (419.1)      345.0      589.1       694.5    1,082.4

Gross fixed charges                                             $  114.0    $  126.2    $  101.0   $   80.2    $   73.0   $   70.9

Less interest capitalized                                           (1.3)       (0.2)       (1.9)     (11.7)       (1.9)      (3.2)
                                                                --------    --------    --------   --------    --------   --------
      Earnings                                                  $  104.7    $ (293.1)   $  444.1   $  657.6    $  765.6   $1,150.1
                                                                ========    ========    ========   ========    ========   ========

FIXED CHARGES:
Interest expense
      Expensed                                                     106.3       116.8        90.6       55.8        62.3       58.1
      Capitalized                                                    1.3         0.2         1.9       11.7         1.9        3.2
                                                                --------    --------    --------   --------    --------   --------
                                                                   107.6       117.0        92.5       67.5        64.2       61.3

Amortization of debt expenses, debt premiums and discounts           1.8         3.4         3.9        6.5         3.6        3.3
Portion of rental expense representative of interest factor          4.6         5.8         4.6        6.2         5.2        6.3
                                                                --------    --------    --------   --------    --------   --------
                                                                $  114.0    $  126.2    $  101.0   $   80.2    $   73.0   $   70.9
                                                                ========    ========    ========   ========    ========   ========

                                                                --------    --------    --------   --------    --------   --------
RATIO OF EARNINGS TO FIXED CHARGES                                   (A)         (B)         4.4        8.2        10.5       16.2
                                                                ========    ========    ========   ========    ========   ========

SUPPLEMENTAL INFORMATION TO INCORPORATE THE
      EFFECT OF NON-RECURRING ITEMS

EARNINGS:
Income (loss) before taxes, minority interests                  $  (11.7)   $ (426.7)   $  337.0   $  581.9    $  687.5   $1,075.7
      and equity in earnings (losses) of
      affiliated companies and cumulative effect
      of accounting change

Net non-recurring charges (gains) (C)                               54.1       455.4      (190.9)      45.9        10.0      (26.8)

Amortization of previously capitalized interest expense              3.7         7.6         8.0        7.2         7.0        6.7
                                                                --------    --------    --------   --------    --------   --------

      Earnings before fixed charges                                 46.1        36.3       154.1      635.0       704.5    1,055.6

Gross fixed charges                                                114.0       126.2       101.0       80.2        73.0       70.9

Less interest capitalized                                           (1.3)       (0.2)       (1.9)     (11.7)       (1.9)      (3.2)
                                                                --------    --------    --------   --------    --------   --------
      Earnings                                                  $  158.8    $  162.3    $  253.2   $  703.5    $  775.6   $1,123.3
                                                                ========    ========    ========   ========    ========   ========

FIXED CHARGES:
Interest expense
      Expensed                                                     106.3       116.8        90.6       55.8        62.3       58.1
      Capitalized                                                    1.3         0.2         1.9       11.7         1.9        3.2
                                                                --------    --------    --------   --------    --------   --------
                                                                   107.6       117.0        92.5       67.5        64.2       61.3

Amortization of debt expenses, debt premiums and discounts           1.8         3.4         3.9        6.5         3.6        3.3
Portion of rental expense representative of interest factor          4.6         5.8         4.6        6.2         5.2        6.3
                                                                --------    --------    --------   --------    --------   --------
                                                                $  114.0    $  126.2    $  101.0   $   80.2    $   73.0   $   70.9
                                                                ========    ========    ========   ========    ========   ========

RATIO OF EARNINGS TO FIXED CHARGES AFTER                        --------    --------    --------   --------    --------   --------
INCORPORATING NON-RECURRING ITEMS                                    1.4         1.3         2.5        8.8        10.6       15.8
                                                                ========    ========    ========   ========    ========   ========

(A) Due to the loss recorded for the six-month period ended June 30, 2000, the ratio coverage was less than 1:1. Phelps Dodge would have needed to generate additional earnings of $9.3 million in order to achieve a coverage of 1:1 for the six-month period ended June 30, 2000.

(B) Due to the loss recorded in 1999, the ratio coverage was less than 1:1. Phelps Dodge would have needed to generate additional earnings of $419.3 million to achieve a coverage of 1:1 in 1999.

(C) As previously reported in the consolidated financial statements of the Company for the corresponding period.